Exhibit 99.1

Leaf Group Ltd. Regains Compliance with NYSE Continued Listing
Standards

SANTA MONICA, Calif., December 14, 2020 (GLOBE NEWSWIRE) – Leaf Group Ltd. (NYSE:LEAF) (the “Company”), a diversified consumer internet company, announced today that on December 10, 2020, the Company received written notice from the New York Stock Exchange (“NYSE”) stating that the Company had regained compliance with the NYSE’s minimum market capitalization and shareholders’ equity requirements for the past two quarters and is now considered in compliance with the NYSE quantitative continued listing standards as set forth in Section 8 of the NYSE Company Manual. Further, as a result, the below compliance (“.BC”) indicator will no longer be transmitted.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

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Investor Contact

Shawn Milne

SVP Corporate Finance and Investor Relations

310-656-6346

shawn.milne@leafgroup.com

Media Contact

Sharna Daduk

Vice President, Communications

sharna.daduk@leafgroup.com